Explanatory Note
VIRTUIX HOLDINGS INC. has prepared this Form 1-A/A solely for the purpose of filingsupporting evidence to Exhibit 15.8.
INDEX TO EXHIBITS
1. Placement Agreement with SI Securities, LLC*
2.1. Third Amended and Restated Certificate of Incorporation*
2.2. Bylaws**
3.1. Amended and Restated Investors' Rights Agreement*
3.2. Amended and Restated Right of First Refusal Agreement*
4. Form of Subscription Agreement**
11.1 Consent of Auditing Accountant, Artesian, CPA, LLC
12. Attorney opinion on legality of the offering*
13. Testing the waters materials*
15.1. Image - Omni view 1**
15.2. Image - Omni view 2**
15.3. Image - Omni Action Shot 1**
15.4 Draft offering statement previously submitted pursuant to Rule 252(d) (incorporated by reference)**
15.5 Draft amended offering statement previously submitted pursuant to Rule 252(d) (incorporated by reference)**
15.6. Draft amended offering statement previously submitted pursuant to Rule 252(d) (incorporated by reference)**
15.7 Correspondence previously submitted pursuant to Rule 252(d)**
15.8 Correspondence previously submitted pursuant to Rule 252(d)**
** Previously filed
* To be filed by amendment to this Offering Circular.

SIGNATURES
Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on January19, 2016.
Virtuix Holdings Inc.
By	/s/ Jan Goetgeluk

Jan Goetgeluk, Chief Executive Officer of
Virtuix Holdings Inc.
This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.
/s/ Jan Goetgeluk
Jan Goetgeluk, Chief Executive Officer and Sole Director
Date: January19, 2016